Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On May 9, 2023, Aviat Networks, Inc. (“Aviat” or the “Company”) entered into a Master Sale of Business Agreement (as amended on November 30, 2023, the “Purchase Agreement”) with NEC Corporation (“NEC”), to acquire NEC’s wireless transport business (the “NEC Transaction”). The Company completed the NEC Transaction on November 30, 2023 (the “Closing Date”). Under the terms of the Purchase Agreement, consideration due at the closing of the NEC Transaction was comprised of (i) an amount in cash equal to $42.1 million, subject to certain post-closing adjustments, and (ii) the issuance of $23.4 million in Company common stock. The Company obtained permanent financing to fund the cash portion of the NEC Transaction.
The following tables set forth unaudited pro forma condensed combined financial information of Aviat and NEC’s wireless transport business as of and for (i) the twelve months ended June 30, 2023 and (ii) the three months ended September 29, 2023.
The unaudited pro forma condensed combined balance sheet gives effect to the NEC Transaction as if it had occurred on September 29, 2023. The unaudited pro forma condensed combined statements of operations give effect to the NEC Transaction as if it had occurred on July 2, 2022.
Aviat’s historical financial data as of and for the twelve months ended June 30, 2023 is derived from the Company’s historical audited consolidated financial statements which are included in the 2023 Annual Report on Form 10-K. Aviat’s historical financial data as of and for the three months ended September 29, 2023 is derived from the Company’s historical unaudited condensed consolidated financial statements which are included in the September 29, 2023 Quarterly Report on Form 10-Q.
The historical financial data of NEC’s wireless transport business as of and for the twelve months ended March 31, 2023 is derived from the audited combined carve-out financial statements which are included in this Current Report on Form 8-K. The historical financial data of NEC’s wireless transport business as of and for the three months ended June 30, 2023 is derived from the unaudited combined carve-out financial statements.
The unaudited pro forma condensed combined financial information includes estimated adjustments directly attributable to the NEC Transaction that are expected to have an ongoing impact on the Company. The pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions the Company believe are reasonable. The unaudited pro forma condensed combined financial information does not purport to represent what the results of operations and financial condition would have been had the NEC Transaction occurred as of the dates indicated, nor does it project the results of operations for any future period or the financial condition at any future date.
The unaudited pro forma condensed combined financial information should be read in connection with (i) Aviat’s audited consolidated financial statements, and the related notes thereto, and the risk factors set forth in Aviat’s Annual Report on Form 10-K for the year ended June 30, 2023, and (ii) the audited combined carve-out financial statements and related notes for NEC’s wireless transport business for the year-ended March 31, 2023 included in this Current Report on Form 8-K.
The unaudited pro forma condensed combined balance sheet as of September 29, 2023 is derived by utilizing NEC’s unaudited historical financial data as of June 30, 2023 and combining with the Company’s unaudited historical financial data as of September 29, 2023. The unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2023 is derived by utilizing NEC’s audited historical financial data for the fiscal year ended March 31, 2023 and combining with the Company’s audited historical financial data for the fiscal year ended June 30, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended September 29, 2023 is derived by utilizing NEC’s unaudited historical financial data for the three months ended June 30, 2023 and combining with the Company’s unaudited historical financial data for the three months ended September 29, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2023
(U.S. Dollars in thousands)

	Aviat Networks, Inc. (Historical)	NEC’s Wireless Transport Business (Adjusted)	Transaction Accounting Adjustments	Notes	Financing Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$35,465	$—	$(48,206)	2A 2B	$49,921	2F	$37,180
Accounts receivable, net	94,497	50,209	—		—		144,706
Unbilled receivables	60,975	—	—		—		60,975
Inventories	30,659	44,932	—		—		75,591
Other current assets	22,814	1,104	4,962	2B	—		28,880
Total current assets	244,410	96,245	(43,244)		49,921		347,332
Property, plant and equipment, net	9,035	1,560	—		—		10,595
Goodwill	5,112	—	344	2C	—		5,456
Intangible assets, net	8,870	—	5,000	2C	—		13,870
Deferred income taxes	86,452	—	—		—		86,452
Right of use assets	2,984	—	—		—		2,984
Other assets	13,436	185	—		(418)	2G	13,203
Total assets	$370,299	$97,990	$(37,900)		$49,503		$479,892

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$61,767	$15,964	$—		$—		$77,731
Accrued expenses	20,561	3,749	3,746	2D	—		28,056
Short-term lease liabilities	723	—	—		—		723
Advance payments and unearned revenue	46,050	16,724	—		—		62,774
Restructuring liabilities	112	—	—		—		112
Current portion of long-term debt	—	—	—		2,500	2H	2,500
Total current liabilities	129,213	36,437	3,746		2,500		171,896
Long-term debt	—	—	—		47,003	2F 2G 2H	47,003
Unearned revenue	7,627	—	—		—		7,627
Long-term lease liabilities	2,436	—	—		—		2,436
Other long-term liabilities	317	666	—		—		983
Reserve for uncertain tax positions	4,064	—	—		—		4,064
Deferred income taxes	492	—	—		—		492
Total liabilities	144,149	37,103	3,746		49,503		234,501

Stockholders’ equity:
Common stock	117	—	7	2A	—		124
Treasury stock	(6,147)	—	—		—		(6,147)
Additional paid-in-capital	832,060	—	22,980	2A	—		855,040
(Accumulated deficit) retained earnings	(583,909)	60,887	(64,633)	2D 2E	—		(587,655)
Accumulated other comprehensive loss	(15,971)	—	—		—		(15,971)
Total stockholders’ equity	226,150	60,887	(41,646)		—		245,391
Total liabilities and stockholders’ equity	$370,299	$97,990	$(37,900)		$49,503		$479,892

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended September 30, 2023
(U.S. Dollars in thousands, except per share amount)

	Aviat Networks, Inc. (Historical)	NEC’s Wireless Transport Business (Adjusted)	Transaction Accounting Adjustments	Notes	Financing Adjustments	Notes	Pro Forma Combined
Revenues	$87,566	$33,513	$—		$—		$121,079
Cost of revenues	55,714	24,330	—		—		80,044
Gross margin	31,852	9,183	—		—		41,035
Research and development	6,424	3,055	—		—		9,479
Selling and administrative	19,237	9,242	178	2I	—		28,657
Restructuring charges	644	—	—		—		644
Operating income	5,547	(3,114)	(178)		—		2,255
Other expense (income), net	901	(1,855)	—		938	2J	(16)
Income before income taxes	4,646	(1,259)	(178)		(938)		2,271
Provision for income taxes	641	367	(55)	2K	(291)	2K	662
Net income (loss)	$4,005	$(1,626)	$(123)		$(647)		$1,609

Net income (loss) per share of common stock outstanding:
Basic	$0.35						$0.13
Diluted	$0.34						$0.13
Weighted-average shares outstanding:
Basic	11,574						12,311
Diluted	11,943						12,680

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the twelve months ended June 30, 2023
(U.S. Dollars in thousands, except per share amount)

	Aviat Networks, Inc. (Historical)	NEC’s Wireless Transport Business (Adjusted)	Transaction Accounting Adjustments	Notes	Financing Adjustments	Notes	Pro Forma Combined
Revenues	$346,593	$188,645	$—		$—		$535,238
Cost of revenues	222,422	138,117	—		—		360,539
Gross margin	124,171	50,528	—		—		174,699
Research and development	24,908	14,551	—		—		39,459
Selling and administrative	69,842	38,649	4,456	2D 2I	—		112,947
Restructuring charges	3,012	—	—		—		3,012
Operating income	26,409	(2,672)	(4,456)		—		19,281
Other expense (income), net	3,306	(2,207)	—		2,731	2J	3,830
Income before income taxes	23,103	(465)	(4,456)		(2,731)		15,451
Provision for income taxes	11,575	—	(1,381)	2K	(847)	2K	9,347
Net income (loss)	$11,528	$(465)	$(3,075)		$(1,884)		$6,104

Net income (loss) per share of common stock outstanding:
Basic	$1.01						$0.50
Diluted	$0.97						$0.48
Weighted-average shares outstanding:
Basic	11,358						12,095
Diluted	11,855						12,592

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Transaction
On May 9, 2023, the Company entered into a Master Sale of Business Agreement (as amended on November 30, 2023, the “Purchase Agreement”) with NEC Corporation (“NEC”), to acquire NEC’s wireless transport business (the “NEC Transaction”). The Company completed the NEC Transaction on November 30, 2023 (the “Closing Date”). Under the terms of the Purchase Agreement, consideration due at the closing of the NEC Transaction was comprised of (i) an amount in cash equal to $42.1 million, subject to certain post-closing adjustments, and (ii) the issuance of $23.4 million in Company common stock. The Company obtained permanent financing to fund the cash portion of the NEC Transaction.

Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of the Company and NEC’s wireless transport business and has been prepared to illustrate the effects of the NEC Transaction as if it occurred on the first date of the period presented.
The Company’s historical financial statements were prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”) and presented in U.S. Dollars (“USD”). The historical financial statements of NEC’s wireless transport business were prepared in accordance with International Financial Standards as adopted by the International Accounting Standards Board (“IFRS”) and presented in Japanese Yen (“JPY”). During the preparation of the unaudited pro forma condensed combined financial information, the Company reviewed the historical financial statements of NEC’s wireless transport business prepared under IFRS, to identify differences compared to the Company’s accounting policies in accordance U.S. GAAP. The Company did not identify any IFRS to U.S. GAAP differences that resulted in a pro forma adjustment within the unaudited pro forma condensed combined financial information presented.
The Company has made adjustments to translate the historical financial statements of NEC’s wireless transport business from JPY to USD based on applicable historical exchange rates, which may differ materially from future exchange rates. The historical financial statements of NEC’s wireless transport business have been adjusted for certain reclassifications to conform with the Company’s financial statement presentation.
The NEC Transaction was accounted for using the acquisition method of accounting. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. The purchase accounting allocations in the NEC Transaction will be finalized at a later date and depend on a number of factors, including the final valuation of long-lived tangible and identified intangible assets acquired and liabilities assumed. The actual fair values of the assets acquired, liabilities assumed and resulting goodwill as a result of the NEC Transaction may differ materially from the adjustments set forth in the unaudited pro forma condensed combined financials. In accordance with ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.
The unaudited pro forma condensed combined balance sheet is presented as if the NEC Transaction had occurred on September 29, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended September 29, 2023 and for the twelve months ended June 30, 2023 are presented as if the NEC Transaction had occurred on July 2, 2022.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies or cost savings that may result from the NEC Transaction and integration costs that may be incurred. The pro forma adjustments represent the Company’s best estimates and are based upon currently available information and certain adjustments, assumptions and estimates that the Company believes are reasonable under the circumstances.
There were no material transactions between the Company and NEC’s wireless transport business during the period presented. Accordingly, adjustments to eliminate transactions between the Company and NEC’s wireless transport business have not been reflected in the unaudited pro forma condensed combined financial information presented herein.

Note 1. Translation and Reclassification Adjustments
The unaudited pro forma condensed combined financial information contains adjustments to translate the historical financial statements of NEC’s wireless transport business from JPY to USD and to reflect certain reclassifications to align to the Company’s financial statement presentation.
Translation: This column represents the translation from JPY to USD using the applicable historical exchange rates for the period presented.
The historical financial statements of NEC’s wireless transport business and related pro forma adjustments were translated from JPY to USD using the following historical exchange rates:

JPY to USD
Balance sheet:
Closing exchange rate as of June 30, 2023	144.47
Statement of operations:
Average exchange rate for the three months ended June 30, 2023	137.47
Average exchange rate for the fiscal year ended March 31, 2023	135.45
Reclassification: This column represents the adjustments that have been applied to conform the historical financial statements of NEC’s wireless transport business to the Company’s financial statement presentation. The italicized rows include the financial statement line presented in the historical financial statements of NEC’s wireless transport business.

Unaudited Condensed Combined Balance Sheet Adjustments
As of June 30, 2023

	NEC’s Wireless Transport Business (Historical)	Translation	Reclassification	NEC’s Wireless Transport Business (Adjusted)
	JPY in millions	USD in thousands	USD in thousands	USD in thousands
ASSETS
Current Assets:
Cash and cash equivalents	¥—	$—	$—	$—
Accounts receivable, net	—	—	50,209	50,209
Trade and other receivables	7,254	50,209	(50,209)	—
Unbilled receivables	—	—	—	—
Inventories	6,491	44,932	—	44,932
Other current assets	159	1,104	—	1,104
Total current assets	13,904	96,245	—	96,245
Property, plant and equipment, net	225	1,560	—	1,560
Goodwill	—	—	—	—
Intangible assets, net	—	—	—	—
Deferred income taxes	—	—	—	—
Right of use assets	—	—	—	—
Other assets	27	185	—	185
Total assets	¥14,156	$97,990	$—	$97,990

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	¥—	$—	$15,964	$15,964
Trade and other payables	2,306	15,964	(15,964)
Contract liabilities	2,416	16,724	(16,724)
Accrued expenses	—	—	3,749	3,749
Short-term lease liabilities	—	—	—	—
Advance payments and unearned revenue	—	—	16,724	16,724
Restructuring liabilities	—	—	—	—
Other current liabilities	542	3,749	(3,749)	—
Current portion of long-term debt	—	—	—	—
Total current liabilities	5,264	36,437	—	36,437
Long-term debt	—	—	—	—
Unearned revenue	—	—	—	—
Long-term lease liabilities	—	—	—	—
Other long-term liabilities	96	666	—	666
Reserve for uncertain tax positions	—	—	—	—
Deferred income taxes	—	—	—	—
Total liabilities	5,360	37,103	—	37,103

Stockholders’ equity:
Common stock	—	—	—	—
Treasury stock	—	—	—	—
Additional paid-in-capital	—	—	—	—
Retained earnings	8,796	60,887	—	60,887
Accumulated other comprehensive loss	—	—	—	—
Total stockholders’ equity	8,796	60,887	—	60,887
Total liabilities and stockholders’ equity	¥14,156	$97,990	$—	$97,990

Unaudited Condensed Combined Statement of Operations Adjustments
For the Three Months Ended June 30, 2023

	NEC’s Wireless Transport Business (Historical)	Translation	Reclassification	NEC’s Wireless Transport Business (Adjusted)
	JPY in millions	USD in thousands	USD in thousands	USD in thousands
Revenues	¥—	$—	$33,513	$33,513
Net Revenues	4,607	33,513	(33,513)	—
Cost of revenues	—	—	24,330	24,330
Cost of Sales	3,345	24,330	(24,330)	—
Gross margin	1,262	9,183	—	9,183
Research and development	420	3,055	—	3,055
Selling and administrative	—	—	9,242	9,242
Selling, general and administrative	1,271	9,242	(9,242)	—
Restructuring charges	—	—	—	—
Operating income	(429)	(3,114)	—	(3,114)
Other expense (income), net	(255)	(1,855)	—	(1,855)
Income before income taxes	(174)	(1,259)	—	(1,259)
Provision for income taxes	50	367	—	367
Net income (loss)	¥(224)	$(1,626)	$—	$(1,626)

Unaudited Condensed Combined Statement of Operations Adjustments
For the Twelve Months Ended March 31, 2023

	NEC’s Wireless Transport Business (Historical)	Translation	Reclassification	NEC’s Wireless Transport Business (Adjusted)
	JPY in millions	USD in thousands	USD in thousands	USD in thousands
Revenues	¥—	$—	$188,645	$188,645
Net Revenues	25,552	188,645	(188,645)	—
Cost of revenues	—	—	138,117	138,117
Cost of Sales	18,708	138,117	(138,117)	—
Gross margin	6,844	50,528	—	50,528
Research and development	1,971	14,551	—	14,551
Selling and administrative	—	—	38,649	38,649
Selling, general and administrative	5,235	38,649	(38,649)	—
Restructuring charges	—	—	—	—
Operating income	(362)	(2,672)	—	(2,672)
Other expense (income), net	(299)	(2,207)	—	(2,207)
Income before income taxes	(63)	(465)	—	(465)
Provision for income taxes	—	—	—	—
Net income (loss)	¥(63)	$(465)	$—	$(465)

Note 2. Transaction Accounting and Financing Adjustments
The NEC Transaction will be accounted for as a business combination using the acquisition method of accounting. The assets acquired and liabilities assumed will be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
(A) The adjustment reflects the preliminary fair value of consideration transferred as if the NEC Transaction occurred on September 29, 2023:

(In thousands)
Cash consideration	$43,244
Common stock consideration	22,987
Preliminary fair value of consideration transferred	$66,231
The common stock consideration was determined as follows based on 736,750 shares issued to NEC at the closing of the NEC Transaction:

(In thousands except per share amount)
Common shares issued ($0.01 par value)	737
Closing share price of Aviat common stock on September 29, 2023	$31.20
Common stock consideration	$22,987
(B) The adjustment reflects the recoverable VAT paid at the closing of the NEC Transaction of $4.96 million.
(C) The following table summarizes the allocation of preliminary purchase price, as if the NEC Transaction occurred on September 29, 2023:

(In thousands)
Accounts receivable, net	$50,209
Inventories	44,932
Property, plant and equipment, net	1,560
Identifiable finite-lived intangible assets:
Customer relationships	2,900
Technology	2,100
Other assets	1,289
Accounts payable	(15,964)
Advance payments and unearned revenue	(16,724)
Other liabilities	(4,415)
Goodwill	344
Net assets acquired	$66,231
The Company is in the process of obtaining an independent third-party valuation of certain intangible and tangible assets acquired. The fair values of the acquired intangible assets are based on estimates and assumptions that are considered reasonable by the Company. As of the acquisition date, the Company has recorded the assets acquired and the liabilities assumed at their respective estimated fair values. The final purchase consideration allocation will be determined when the Company completes the detailed valuations and necessary calculations and will be completed as soon as practicable within the measurement period. The final allocation may be materially different than that reflected in the preliminary allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of operations due to adjustments in the depreciation and amortization of the adjusted assets.

(D) To reflect estimated transaction costs of $3.76 million incurred or expected to be incurred by the Company in relation to the NEC Transaction. Total estimated transaction costs are $9.30 million, of which $5.55 million are included in the Company’s historical financial statements.
(E) To reflect the elimination of retained earnings from the historical financial statements of NEC’s wireless transport business.
(F) The change in cash and cash equivalents was determined as follows:

(In thousands)
Proceeds from term loan	$50,000
Less: capitalized debt issuance costs	(79)
Pro forma adjustment - financing to cash and cash equivalents	$49,921
(G) To reflect the capitalization of debt issuance costs incurred related to term loan funding and the reclass of $0.42 million of debt issuance costs previously incurred by the Company prior to the term loan funding and reported in other assets in the Company’s historical financial statements.
(H) To reflect the split of current and non-current maturities for the term loan borrowings associated with the NEC Transaction.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
(I) To reflect estimated amortization expense based on the preliminary estimated fair values of the acquired identifiable finite-lived intangible assets related to the NEC Transaction:

(In thousands except useful life)	Estimated useful life in years	Preliminary estimated fair value	Amortization expense for the three months ended September 29, 2023	Amortization expense for the twelve months ended June 30, 2023
Customer relationships	10	$2,900	$73	$290
Technology	5	2,100	105	420
		$5,000	$178	$710
(J) The following adjustments reflect the estimated interest expense and amortization of debt issuance costs to be incurred by the Company as a result of the term loan borrowings used to fund the cash portion of the consideration due for the NEC Transaction. Outstanding borrowings under the term loan bear interest at the adjusted Secured Overnight Financing Rate (“SOFR”) plus the applicable margin. The term loan matures five years from the date of issuance and has scheduled quarterly principal payments. For the purposes of estimating the pro forma interest expense for the three months ended September 29, 2023 and twelve months ended June 30, 2023, the Company used the historical 90 day average SOFR for the periods presented, plus an applicable margin of 2.50%. The amortization of debt issuance costs is recognized on a straight-line basis through the maturity of the term loan.

(In thousands except percentages)	Beginning principal balance as of July 2, 2022	Interest rate	Interest expense for the twelve months ended June 30, 2023
Interest expense on term loan	$50,000	3.29% — 7.10%	$2,632
Amortization of debt issuance costs	497		99
			$2,731

(In thousands except percentages)	Beginning principal balance as of July 1, 2023	Interest rate	Interest expense for the three months ended September 29, 2023
Interest expense on term loan	$48,125	7.59%	$913
Amortization of debt issuance costs	398		25
			$938
(K) This reflects the income tax effect of the pro forma transaction accounting and financing adjustments at an estimated combined effective tax rate of 31%.

Note 3. Net Income Per Share
The following table sets forth the pro forma basic and diluted net income per share for the three months ended September 29, 2023 and the twelve months ended June 30, 2023. The weighted average number of basic and diluted common shares outstanding includes the impact of the 736,750 common shares issued as a portion of the consideration transferred to NEC at the closing of the NEC Transaction. The pro forma impact to the weighted average number of basic and diluted common shares outstanding assumes the issuance occurred on July 2, 2022.

(In thousands except per share amounts)	Three months ended September 29, 2023	Twelve months ended June 30, 2023
Numerator:
Pro forma combined net income	$1,609	$6,104

Denominator:
Historical weighted-average shares outstanding, basic	11,574	11,358
Pro forma adjustment for shares issued	737	737
Weighted-average shares outstanding, basic	12,311	12,095
Historical weighted-average shares outstanding, diluted	11,943	11,855
Pro forma adjustment for shares issued	737	737
Weighted-average shares outstanding, diluted	12,680	12,592

Pro forma combined net income per share:
Basic	$0.13	$0.50
Diluted	$0.13	$0.48